EXHIBIT 99

The unaudited reclassified summary segment financial information provided below is provided to reflect the realignment of the Company's reporting segments effective during the first quarter of 2016. The Company did not operate under the realigned structure for any of these prior periods and will begin to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Reporting Segments

Reporting segment data on a quarterly basis for the year ended December 31, 2015 and on an annual basis for the years ended December 31, 2015 and 2014 is presented in the tables below:

	Year ended December 31, 2015					Year ended December 31, 2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

Revenue:
Enterprise Talent Solutions	$161,426	$149,392	$146,863	$138,282	$595,963	$728,686
Specialty Talent and Technology (1)	7,690	7,901	7,724	18,115	41,430	32,145
Engineering Solutions	74,831	76,536	76,570	67,004	294,941	303,237
Management Recruiters International (MRI)	13,511	12,992	13,505	13,152	53,160	58,904
Total revenue	$257,458	$246,821	$244,662	$236,553	$985,494	$1,122,972

Gross profit:
Enterprise Talent Solutions	$19,260	$18,326	$18,165	$16,177	$71,928	$88,738
Specialty Talent and Technology (1)	2,562	2,595	2,422	5,853	13,432	10,920
Engineering Solutions	18,379	19,254	19,624	16,134	73,391	79,184
MRI	6,569	6,472	6,616	6,493	26,150	27,715
Total gross profit	$46,770	$46,647	$46,827	$44,657	$184,901	$206,557

Operating profit:
Enterprise Talent Solutions (2), (3), (4)	$4,176	$3,093	$(8,955)	$238	$(1,448)	$24,594
Specialty Talent and Technology (1), (2), (4)	725	444	188	(626)	731	4,053
Engineering Solutions (2), (3), (4)	(397)	907	(10,123)	(3,227)	(12,840)	(12,309)
MRI (2), (4)	1,456	1,574	1,927	1,055	6,012	6,531
Corporate (2), (4)	(4,820)	(4,815)	(5,166)	(6,250)	(21,051)	(17,483)
Total operating profit	1,140	1,203	(22,129)	(8,810)	(28,596)	5,386
Other income (expense), net	13	(97)	683	(538)	61	(228)
Income before income taxes	$1,153	$1,106	$(21,446)	$(9,348)	$(28,535)	$5,158

(1)
On October 6, 2015, the Company acquired EdgeRock Technologies, LLC (EdgeRock). The results of EdgeRock have been included in the Specialty Talent and Technology segment from the date of acquisition and include revenue of $10.2 and operating loss of $1.2 million (after giving effect to $2.1 million of amortization of acquired intangible assets) for the year ended December 31, 2015.

(2)	In 2015 and 2014, the Company recorded charges related to certain restructuring plans. The following table summarizes the amount of such charges by reporting segment for the indicated periods:

	Year ended December 31, 2015					Year ended December 31, 2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

Enterprise Talent Solutions	$47	$—	$331	$706	$1,084	$1,001
Specialty Talent and Technology	—	—	—	130	130	152
Engineering Solutions	—	—	235	1,918	2,153	2,092
MRI	—	—	—	—	—	259
Corporate	—	—	—	850	850	141
Restructuring and other related costs	$47	$—	$566	$3,604	$4,217	$3,645

(3)
In 2015 and 2014, the Company recorded charges related to the impairment of goodwill, definite-lived intangibles and other assets. The following table summarizes the amount of impairment recognized by reporting segment for the indicated periods:

	Year ended December 31, 2015					Year ended December 31, 2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

Enterprise Talent Solutions	$—	$—	$10,653	$—	$10,653	$—
Engineering Solutions	—	—	10,884	—	10,884	14,653
Impairment	$—	$—	$21,537	$—	$21,537	$14,653

(4)	The following table summarizes the amount of depreciation and amortization recognized by reporting segment for the indicated periods:

	Year ended December 31, 2015					Year ended December 31, 2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

Enterprise Talent Solutions	$392	$274	$259	$328	$1,253	$1,038
Specialty Talent and Technology	72	73	88	2,250	2,483	368
Engineering Solutions	1,511	1,505	1,431	1,277	5,724	6,231
MRI	82	80	65	68	295	344
Corporate	505	518	456	445	1,924	2,736
Depreciation and amortization	$2,562	$2,450	$2,299	$4,368	$11,679	$10,717